Exhibit 10.11
WESTERN ALLIANCE BANCORPORATION
SUMMARY OF COMPENSATION ARRANGEMENTS WITH NAMED EXECUTIVE OFFICERS
     The named executive officers of Western Alliance Bancorporation (the “Company”) are “at will” employees lacking written employment agreements with the Company. The annual base salaries of the named executive officers are set annually by the Company’s Board of Directors, based on the Compensation Committee’s recommendation. For 2006, the annual base salaries of the Company’s named executive officers are as follows:

Robert Sarver	Chairman, President and Chief Executive Officer	$500,000[1]

Larry Woodrum	Executive Vice President, Nevada Administration	$330,000

Dale Gibbons	Executive Vice President and Chief Financial Officer	$260,000

James Lundy	Executive Vice President, Arizona Administration	$225,000

Linda Mahan	Executive Vice President, Operations	$185,000
     In addition to their base salary, each of the named executive officers is eligible for a bonus and to participate in the Company’s 2005 Stock Incentive Plan.

[1]	This figure represents Mr. Sarver’s 2005 base salary; his 2006 base salary has not yet been determined by the Compensation Committee. Further information will be provided in the Western Alliance proxy materials to be sent out in connection with its 2006 annual meeting.